Exhibit 99.1

For Immediate Release

Investor Contact: Leigh Parrish
Financial Dynamics
212/850-5651
lparrish@fd-us.com

Media Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO APPOINTS DAVID DU FOUR TO BOARD OF DIRECTORS

Itasca, Ill. – April 20, 2006 – Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden décor industries, today announced that the Company’s Board of Directors appointed David C. du Four as its newest Board member and member of the Audit Committee. Mr. du Four’s appointment became effective April 18, 2006.

Mr. du Four is the former General Manager of Labsphere, Inc., a worldwide supplier of light measurement equipment. From 2001 to 2004, Mr. du Four assisted with turning that company, which was affected by the downturn of the telecommunications industry, into a more profitable and focused business. In his role, Mr. du Four had executive control of all functions and reported to the chief executive officer of Labsphere’s parent company, X-Rite (NM: XRIT).

Prior to joining Labsphere, Mr. du Four was the Chief Operations Officer of Marine Optical from 1990 to 2001, where he enabled that company to grow from $12 million to $75 million in annual revenues by creating superior supply chain management and customer services. Mr. du Four also was Vice President of Industrial Sales and Marketing for North America for Polaroid Corporation from 1976 to 1989, and held various sales and marketing positions with increasing responsibility with Westinghouse Electric from 1958 to 1976.

Anne-Lee Verville, chairman of Enesco’s Board of Directors, stated, “David is a seasoned, senior executive who has helped his companies throughout his career attain strong, profitable business growth, igniting both top and bottom line performance, and maximizing the use of assets and value of the businesses. We are particularly pleased to have a Director with this turnaround expertise join our Board. We appreciate his enthusiasm and support of Enesco’s Operating Improvement Plan, and look forward to working with David to promote Enesco’s future sustainable growth.”

Mr. du Four holds a Bachelor of Science degree in Electrical Engineering from MIT and a Masters in Business Administration from the Harvard Business School.

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 44,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Border Fine Arts, Bratz, Circle of Love, Foundations, Halcyon Days, Jim Shore Designs, Lilliput Lane, Pooh & Friends, Walt Disney Classics Collection, and Walt Disney Company, among others. Further information is available on the Company’s web site at www.enesco.com.

This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company’s success in implementing its comprehensive plan for operating improvement and achieving its goals for cost savings and market share increases; the Company’s success in developing new products and consumer reaction to the Company’s new products; the Company’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Disney and Jim Shore Designs licenses; the Company’s ability to grow revenues in mass and niche market channels; the Company’s ability to comply with covenants contained in its credit facility; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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